                                   B Y L A W S




                              TOYOTA LEASING, INC.


                            A CALIFORNIA CORPORATION

                                      INDEX


ARTICLE I
SHAREHOLDERS' MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
Section 1.        PLACE OF MEETINGS. . . . . . . . . . . . . . . . . . . . . -1-
Section 2.        ANNUAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . -1-
Section 3.        SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . -1-
Section 4.        NOTICE OF MEETINGS . . . . . . . . . . . . . . . . . . . . -1-
Section 5.        CONSENT TO SHAREHOLDERS' MEETINGS. . . . . . . . . . . . . -2-
Section 6.        QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
Section 7.        VOTING RIGHTS, CUMULATIVE VOTING . . . . . . . . . . . . . -2-
Section 8.        PROXIES. . . . . . . . . . . . . . . . . . . . . . . . . . -2-
 ARTICLE II
DIRECTORS; MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
Section 1.        POWERS . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
Section 2.        NUMBER AND QUALIFICATION . . . . . . . . . . . . . . . . . -3-
Section 3.        ELECTION AND TENURE OF OFFICE. . . . . . . . . . . . . . . -3-
Section 4.        VACANCIES. . . . . . . . . . . . . . . . . . . . . . . . . -3-
Section 5.        REMOVAL OF DIRECTORS . . . . . . . . . . . . . . . . . . . -4-
Section 6.        PLACE OF MEETINGS. . . . . . . . . . . . . . . . . . . . . -4-
Section 7.        ORGANIZATION MEETINGS. . . . . . . . . . . . . . . . . . . -4-
Section 8.        SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . -4-
Section 9.        WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
Section 10.       WRITTEN CONSENT. . . . . . . . . . . . . . . . . . . . . . -5-
Section 11.       NOTICE OF ADJOURNMENT. . . . . . . . . . . . . . . . . . . -5-
Section 12.       QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
Section 13.       FEES AND COMPENSATION. . . . . . . . . . . . . . . . . . . -5-
Section 14.       INDEPENDENT DIRECTORS. . . . . . . . . . . . . . . . . . . -6-
Section 15.       DEFINITIONS OF CERTAIN TERMS USED IN SECTION 14. . . . . . -6-
Section 16.       LIMITATIONS ON CERTAIN ACTIONS BY THE CORPORATION. . . . . -8-
ARTICLE III
OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
Section 1.        OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . -8-
Section 2.        ELECTION . . . . . . . . . . . . . . . . . . . . . . . . . -8-
Section 3.        TENURE OF OFFICE . . . . . . . . . . . . . . . . . . . . . -9-
Section 4.        REMOVAL AND RESIGNATION. . . . . . . . . . . . . . . . . . -9-
Section 5.        VACANCIES. . . . . . . . . . . . . . . . . . . . . . . . . -9-
Section 6.        CHAIRMAN OF THE BOARD AND PRESIDENT. . . . . . . . . . . . -9-
       A.         CHAIRMAN OF THE BOARD. . . . . . . . . . . . . . . . . . . -9-
       B.         PRESIDENT. . . . . . . . . . . . . . . . . . . . . . . . . -9-
Section 7.        VICE PRESIDENTS. . . . . . . . . . . . . . . . . . . . . .-10-
       A.         Senior Vice Presidents . . . . . . . . . . . . . . . . . .-10-
       B.         Vice Presidents. . . . . . . . . . . . . . . . . . . . . .-10-
Section 8.        SECRETARY. . . . . . . . . . . . . . . . . . . . . . . . .-10-
Section 9.        CHIEF FINANCIAL OFFICER/TREASURER. . . . . . . . . . . . .-10-
Section 10.       ASSISTANTS . . . . . . . . . . . . . . . . . . . . . . . .-10-
Section 11.       SUBORDINATE OFFICERS . . . . . . . . . . . . . . . . . . .-11-

                                      INDEX


ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES . . . . . . . . . . . . . . . . . . . . . . .-11-
ARTICLE V
CORPORATE RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-11-
Section 1.        RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . .-11-
Section 2.        INSPECTION OF BOOKS AND RECORDS. . . . . . . . . . . . . .-11-
Section 3.        CERTIFICATION AND INSPECTION OF BYLAWS . . . . . . . . . .-11-
Section 4.        ENDORSEMENT OF CHECKS, DRAFTS, OR OTHER INSTRUMENTS. . . .-11-
Section 5.        ENDORSEMENT OF CONTRACTS OR OTHER DOCUMENTS. . . . . . . .-12-
Section 6.        ANNUAL REPORTS . . . . . . . . . . . . . . . . . . . . . .-12-
ARTICLE VI
CERTIFICATES AND TRANSFER OF SHARES. . . . . . . . . . . . . . . . . . . . .-12-
Section 1.        CERTIFICATES FOR SHARES. . . . . . . . . . . . . . . . . .-12-
Section 2.        TRANSFER ON THE BOOKS. . . . . . . . . . . . . . . . . . .-12-
Section 3.        RECORD DATE FOR SHAREHOLDERS . . . . . . . . . . . . . . .-12-
ARTICLE VII
CORPORATE SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-13-
ARTICLE VIIIAMENDMENTS TO BYLAWS . . . . . . . . . . . . . . . . . . . . . .-13-
Section 1.        BY SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . .-13-
Section 2.        POWERS OF DIRECTORS. . . . . . . . . . . . . . . . . . . .-13-
Section 3.        RECORD OF AMENDMENTS . . . . . . . . . . . . . . . . . . .-14-
ARTICLE IX
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-14-
ARTICLE X
FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-14-

                                     BYLAWS

     Bylaws for the regulation, except as otherwise provided by statute or its Articles of Incorporation, of Toyota Leasing, Inc., a California corporation.

                                    ARTICLE I
                             SHAREHOLDERS' MEETINGS

SECTION 1.     PLACE OF MEETINGS

               All meetings of the shareholders shall be held at such place as may be designated for that purpose from time to time by the President, by any Vice President who is a director or by the Secretary.

SECTION 2.     ANNUAL MEETINGS

               The annual meeting of the shareholders shall be held on the 5th day of December in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day; or if such date is found to be inconvenient, then the President may set an alternate date within 60 days either before or after the 5th of December. At this meeting, the shareholders, by plurality vote, shall, subject to Article II hereof, elect a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may properly be brought before the meeting.

SECTION 3.     SPECIAL MEETINGS

               Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than one-fifth (1/5) of the voting power of the corporation.

SECTION 4.     NOTICE OF MEETINGS

               Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the Secretary or an Assistant Secretary.

               Such notices shall be sent to the shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, not less than ten (10) days nor more than sixty (60) days before such meeting.

               Notice of any meeting of shareholders shall specify the place, the date and the hour of meeting, and in the case of a special meeting, as provided by the California Corporations Code, the general nature of the business to be transacted.

               When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

SECTION 5.     CONSENT TO SHAREHOLDERS' MEETINGS

               The transactions of any meeting of shareholders, however called and noticed, shall be valid as though taken at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

               Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation.

SECTION 6.     QUORUM

               The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite for and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 7.     VOTING RIGHTS, CUMULATIVE VOTING

               Only persons in whose names shares entitled to vote are registered on the stock records of the corporation on the day of any meeting of shareholders, or if some other day be fixed by the Board of Directors for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.

               Every shareholder entitled to vote shall be entitled to one vote for each of said shares and shall have the right to cumulate his votes as provided in the appropriate section of the California Corporations Code.

SECTION 8.     PROXIES

               Every shareholder entitled to vote, or to execute consents, may do so either in person or by written proxy executed in accordance with the appropriate provisions of the California Corporations Code and filed with the Secretary of the corporation.

                                   ARTICLE II
                              DIRECTORS; MANAGEMENT

SECTION 1.     POWERS

               Subject to the limitation of the Articles of Incorporation, of the Bylaws and of the California Corporations Code as to the action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.

SECTION 2.     NUMBER AND QUALIFICATION

               The authorized number of directors of the corporation shall be not less than three nor more than five, unless changed by a Bylaw duly adopted whether by the Board or the shareholders amending this Section 2, Article II. The exact number of directors shall be fixed from time to time within the limits specified by resolution duly adopted either by the Board or the shareholders. Until modified by such a resolution or automatically increased as provided in
Section 14 of this Article II, the number of directors shall be three.

SECTION 3.     ELECTION AND TENURE OF OFFICE

               At each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting.

               Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

SECTION 4.     VACANCIES

               Subject to Section 14 of this Article II, vacancies on the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

               Subject to Section 14 of this Article II, the shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the Bylaws is voted authorizing an increase in the number of directors.

               A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at any adjournment thereof, to elect the additional director so provided for.

               Subject to Section 14 of this Article II, if the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation shall become effective.

               No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

SECTION 5.     REMOVAL OF DIRECTORS

               Subject to Section 14 of this Article II, the entire Board of Directors or any individual director may be removed from office as provided by the appropriate sections of the California Corporations Code.

SECTION 6.     PLACE OF MEETINGS

               Meetings of the Board of Directors shall be held at such place as may be designated for that purpose, from time to time, by the President, by any Vice President who is a director or by the Secretary. Any meeting shall be valid, wherever held, if held by the written consent of all Members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

SECTION 7.     ORGANIZATION MEETINGS

               The organizational meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders.

SECTION 8.     SPECIAL MEETINGS - NOTICES

               Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or, if he is absent or unable or refuses to act, by any Vice President who is a director.

               Special meetings of the Board shall be held upon four days' written notice or 48 hours' notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

               Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

SECTION 9.     WAIVER

               Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 10.    WRITTEN CONSENT

               Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed which relates to action so taken shall state that the action was taken by the unanimous written consent of the Board of Directors without a meeting and that the Bylaws authorize the directors so to act. Such statement shall be the prima facie evidence of such authority. This section is drafted pursuant to and is intended to comply with the appropriate section of the California Corporations Code.

SECTION 11.    NOTICE OF ADJOURNMENT

               Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place was fixed at the meeting adjourned.

SECTION 12.    QUORUM

               A majority of the authorized number of directors as fixed by the Articles or Bylaws shall be necessary to constitute a quorum for the transaction of business, and, subject to the provisions of the Articles of Incorporation, the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. Members of the Board of Directors may participate in a meeting through use of conference telephone, video conference or similar communications equipment, so long as all members participating in such a meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.

SECTION 13.    FEES AND COMPENSATION

               Directors and members of committees may receive such compensation and fees, if any, for their services, and such reimbursement for expenses, as may be determined by resolution of the Board of Directors.

SECTION 14.    INDEPENDENT DIRECTORS

               Of the authorized number of directors provided in Section 2,
Article II hereof, the corporation shall at all times have at least one individual who is an Independent Director (as defined in Section 15) and provided further that in the event that the authorized number of directors exceeds four, at least two of such directors shall be Independent Directors. Notwithstanding the foregoing, at all times after the occurrence of a Rating Event (as defined in Section 15) the Board of Directors shall include at least two individuals who are Independent Directors. Accordingly, upon the occurrence of a Rating Event, the authorized number of directors established by the Board of Directors shall be increased by one and such vacancy shall be filled promptly with an individual who is an Independent Director unless, at the time of such Rating Event, the Board of Directors includes two Independent Directors. This
Section 14 shall not be amended, altered or repealed without the written consent of each nationally recognized statistical rating agency which has been requested by the corporation to rate one or more classes of securities issued by the corporation or by a trust in which the corporation holds a beneficial interest and which is then rating such class or classes of securities (each a "Rating Agency").

SECTION 15.    DEFINITIONS OF CERTAIN TERMS USED IN SECTION 14

               For purposes of Section 14, the following terms shall have the meaning set forth in this Section 15:

               (i) A "Rating Event" shall be deemed to have occurred upon the earlier to occur of (A) the downgrading of Toyota Motor Credit Corporation's short-term unsecured debt to or below (1) A-2 by Standard & Poor's, a division of the McGraw-Hill Companies or (2) P-2 by Moody's Investors Service, Inc., and (B) the downgrading of Toyota Motor Credit Corporation's long-term debt below (1) A- by Standard & Poor's, a division of the McGraw-Hill Companies, or (2) A2 by Moody's Investors Service, Inc.

               (ii) An "Independent Director" shall be an individual who: (A) is not and has not been employed by Toyota Motor Credit Corporation or any of its subsidiaries or affiliates as a director, officer or employee within the five years immediately prior to such individual's appointment as an Independent Director; (B) is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to Toyota Motor Credit Corporation or any of its subsidiaries and affiliates; (C) is not affiliated with a significant customer or supplier of Toyota Motor Credit Corporation or any of its subsidiaries or affiliates; (D) is not affiliated with a company of which Toyota Motor Credit Corporation or any of its subsidiaries and affiliates is a significant customer or supplier;
      (E) does not have significant personal services contract(s) with Toyota Motor Credit Corporation or any of its subsidiaries or affiliates; (F) is not affiliated with a tax-exempt entity that receives significant contributions from Toyota Motor Credit Corporation or any of its subsidiaries or affiliates; (G) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or any time thereafter while serving as an Independent Director, of shares of any class of common stock of Toyota Motor Credit Corporation or any of its subsidiaries or affiliates the value of which constitutes more than 5% of such individual's net worth; and (H) is not a spouse, parent, sibling or child of any person described by (A) through (H).

               (iii) An "affiliate" of a person, or a person "affiliated with," a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

               (iv) The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

               (v) The term "person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on April 24, 1997.

               (vi) A "subsidiary" of Toyota Motor Credit Corporation shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly, through one or more other subsidiaries, by Toyota Motor Credit Corporation.

               (vii) A person shall be deemed to be, or to be affiliated with a company or firm that is a "significant advisor or consultant to Toyota Motor Credit Corporation or any of its subsidiaries or affiliates" if he, she or it, as the case may be, received or would receive fees or similar compensation from Toyota Motor Credit Corporation or any of its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues which Toyota Motor Credit Corporation and its subsidiaries received for the sale of their products and services during the last fiscal year of Toyota Motor Credit Corporation; (B) 5% of the gross revenues of the person during the last calendar year, if such person is a self-employed individual, and (C) 5% of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the person is a company or firm; provided, however, that director's fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.

               (viii) A "significant customer of Toyota Motor Credit Corporation or any of its subsidiaries or affiliates" shall mean a customer from which Toyota Motor Credit Corporation and any of its subsidiaries or affiliates collectively in the last fiscal year of Toyota Motor Credit Corporation received payment in consideration for the products and services of Toyota Motor Credit Corporation and its subsidiaries or affiliates which are in excess of 3% of the consolidated gross revenues of Toyota Motor Credit Corporation and its subsidiaries during such fiscal year.

               (ix) A "significant supplier of Toyota Motor Credit Corporation or any of its subsidiaries or affiliates" shall mean a supplier to which Toyota Motor Credit Corporation and any of its subsidiaries or affiliates collectively in the last fiscal year of Toyota Motor Credit Corporation made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of Toyota Motor Credit Corporation and its subsidiaries during such fiscal year.

               (x) Toyota Motor Credit Corporation or any of its subsidiaries and affiliates shall be deemed a "significant customer" of a company if Toyota Motor Credit Corporation and any of its subsidiaries and affiliates collectively were the direct source during such company's last fiscal year or in excess of 5% of the gross revenues which such company received for the sale of its products and services during such fiscal year.

               (xi) Toyota Motor Credit Corporation or any of its subsidiaries and affiliates shall be deemed a "significant supplier" of a company if Toyota Motor Credit Corporation and any of its subsidiaries and affiliates collectively received in such company's last fiscal year payments from such company in excess of 5% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

SECTION 16.    LIMITATIONS ON CERTAIN ACTIONS BY THE CORPORATION

               Notwithstanding any other provision of these Bylaws, the Articles of Incorporation and any other provision of these Bylaws, the Articles of Incorporation and any provision of law, the Corporation shall not do any of the following without the affirmative vote of a majority of the members of the Board of Directors of the Corporation (which must include the affirmative vote of all duly appointed Independent Directors): (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it,
(iii) file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or a substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate action in furtherance of the actions set forth in clauses (i) through
(vi) of this section; provided, however, that no director may be required by any shareholder of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as the Corporation is solvent.

                                   ARTICLE III
                                    OFFICERS

SECTION 1.     OFFICERS

               The officers of the corporation shall be a president, a secretary and a chief financial officer/treasurer, which officers shall be elected by, and hold office at the pleasure of, the Board of Directors. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 11 of this Article.

SECTION 2.     ELECTION

               After their election, the directors shall meet and organize by electing a President from their own number, Secretary and a Chief Financial Officer, and, at the discretion of the directors, one or more Vice Presidents, who may, but need not, be members of the Board of Directors. Any two or more of such offices, except those of President and Secretary, may be held by the same person.

SECTION 3.     TENURE OF OFFICE

               The tenure of office of all the officers of the corporation shall be fixed by the Board of Directors.

SECTION 4.     REMOVAL AND RESIGNATION

               Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

               Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect on the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.     VACANCIES

               A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in the Bylaws for regular appointment to such office.

SECTION 6.     CHAIRMAN OF THE BOARD AND PRESIDENT

      A.       CHAIRMAN OF THE BOARD

               The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors as prescribed by these Bylaws.

      B.       PRESIDENT

               The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business affairs of the corporation. He or she shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, he or she shall preside at meetings of the Board of Directors. He or she shall be ex officio, a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties as may be prescribed by the Board of Directors or the Bylaws.

SECTION 7.     VICE PRESIDENTS

      A.       Senior Vice Presidents

               The Senior Vice Presidents shall be the deputy chief executive officers of the corporation and shall exercise such corporate level authority over the activities of the corporation as prescribed by the President. In the absence or disability of the President, they shall, in the order designated by the President or the Board of Directors, perform the duties and exercise the powers of the President.

      B.       Vice Presidents

               The Vice Presidents shall exercise authority over the activities of their assigned area of responsibility as prescribed by the President and under the overall direction and control of the President or Senior Vice Presidents.

SECTION 8.     SECRETARY

               The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

               The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

               The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given; he shall keep the seal of the corporation and affix said seal to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

SECTION 9.     CHIEF FINANCIAL OFFICER/TREASURER

               The Chief Financial Officer/Treasurer shall receive and keep all the funds of the corporation, and pay them out only on the check of the corporation, signed in the manner authorized by the Board of Directors.

SECTION 10.    ASSISTANTS

               Any Assistant Secretary or Assistant Treasurer, respectively, may exercise any of the powers of Secretary or Treasurer, respectively, as provided in these Bylaws or as directed by the Board of Directors, and shall perform such other duties as are imposed upon them by these Bylaws of the Board of Directors.

SECTION 11.    SUBORDINATE OFFICERS

               The Board of Directors may from time to time appoint such subordinate officers or agents as the business of the corporation may require, and fix their tenure of office.

                                   ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

               The Board of Directors may designate an executive committee, and such other committees as may be necessary from time to time, each consisting of two or more of its members and with such powers as it may designate, consistent with the Articles of Incorporation and these Bylaws and the California Corporations Code. Such committees shall hold office at the pleasure of the Board of Directors.

                                    ARTICLE V
                                CORPORATE RECORDS

SECTION 1.     RECORDS

               The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

SECTION 2.     INSPECTION OF BOOKS AND RECORDS

               All books and records provided for in the appropriate sections of the California Corporations Code shall be open to inspection of the directors and shareholders from time to time and in the manner provided in said sections.

SECTION 3.     CERTIFICATION AND INSPECTION OF BYLAWS

               The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the corporation, as provided for in the appropriate sections of the California Corporations Code.

SECTION 4.     ENDORSEMENT OF CHECKS, DRAFTS, OR OTHER INSTRUMENTS

               All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 5.     ENDORSEMENT OF CONTRACTS OR OTHER DOCUMENTS

               The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or amount.

SECTION 6.     ANNUAL REPORTS

               The Board of Directors may cause annual reports to be made to the shareholders as provided by the appropriate sections of the California Corporations Code, but need not, except upon written request of the shareholders owning at least five (5) percent of the number of outstanding shares. The Board of Directors shall cause such annual reports, when so made, to be sent to the shareholders at least fifteen (15) days prior to the annual meeting, but not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

                                   ARTICLE VI
                       CERTIFICATES AND TRANSFER OF SHARES

SECTION 1.     CERTIFICATES FOR SHARES

               Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; and a statement of liens or restrictions upon transfer or voting, if any.

               Every certificate for shares must be signed by the President or a Vice President and the Secretary or Assistant Secretary.

SECTION 2.     TRANSFER ON THE BOOKS

               Upon surrender to the Secretary of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and to cancel the old certificate and record the transaction upon its books.

SECTION 3.     RECORD DATE FOR SHAREHOLDERS

      In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the directors, the record date for determining shareholders entitled to notice of or to vote at such meeting shall be at the close of business on the date next preceding the day on which the meeting is held.

      If no record date has been fixed by the directors, the record date for determining the shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the directors is required by the California Corporations Code, shall be the first date on which a signed written consent setting forth the action taken on or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

      If no record date has been fixed by the directors and prior action by the directors is required by the California Corporations Code, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the directors adopt the resolution taking such prior action.

      In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the directors adopt the resolution relating thereto.

                                   ARTICLE VII
                                 CORPORATE SEAL

               The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word California.

                                  ARTICLE VIII
                              AMENDMENTS TO BYLAWS

SECTION 1.     BY SHAREHOLDERS

               New Bylaws may be adopted or these Bylaws may be repealed or amended at the annual meeting of shareholders, or any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders. Notwithstanding the foregoing, Sections 14 and 15 of
Article II may not be amended, altered or repealed without the further consents specified therein.

SECTION 2.     POWERS OF DIRECTORS

               Subject to the right of the shareholders to adopt, amend or repeal the Bylaws, as provided in Section 1 of this Article VIII, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the range (as opposed to the number within the authorized range) of the authorized number of directors. Notwithstanding the foregoing, Sections 14, 15 and 16 of Article II may not be amended, altered or repealed without the further consents specified therein.

SECTION 3.     RECORD OF AMENDMENTS

               Whenever an amendment or new Bylaw is adopted, it shall be copied in the Minute Book of the corporation with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                   ARTICLE IX
                                 INDEMNIFICATION

               The corporation shall have the authority, to the maximum extent permitted by the California Corporations Code, to indemnify each of its directors, officers, employees and agents to the fullest extent permissible under California law and the corporation's Articles of Incorporation. The corporation may enter into agreements with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permissible under California law and the corporation's Articles of Incorporation.

                                    ARTICLE X
                                   FISCAL YEAR

      The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.